Exhibit 32
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the Quarterly Report of DealerTrack Holdings, Inc. (the “Company”) on Form 10-Q for the quarterly period ended June 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Mark F. O’Neil, Chief Executive Officer of the Company and Robert J. Cox, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to our knowledge:
     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Mark F. O’Neil
Name: Mark F. O’Neil
Title: Chairman, President and Chief Executive Officer
Date: August 11, 2006

/s/ Robert J. Cox III

Name: Robert J. Cox III
Title: Senior Vice President, Chief Financial Officer and Treasurer
Date: August 11, 2006
     A signed original of this written statement required by Section 906 has been provided to DealerTrack Holdings, Inc. and will be retained by DealerTrack Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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